                                                                     UNITED STATES
                                             SECURITIES AND EXCHANGE COMMISSION
                                                                Washington, D.C. 20549

                                                 POST-EFFECTIVE AMENDMENT NO. 1
                                                                                 TO
                                                                                    Form S-2
                                     REGISTRATION STATEMENT Under the SECURITIES ACT OF 1933
                                Ace Hardware Corporation
                                                                    (Exact Name of Registrant as Specified in its Charter)
                                                           Delaware                                                                               36-0700810
                                            (State of Incorporation)                                             (I.R.S. Employer Identification No.)
                                2200 Kensington Court, Oak Brook, Illinois 60523                                  (630) 990-6600
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                                                                Rita D. Kahle, Executive Vice President
    Ace Hardware Corporation, 2200 Kensington Court, Oak Brook, Illinois 60523            (630) 990-6600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this
Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box     X

If the registrant elects to deliver its latest annual report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note
This Post-Effective Amendment No. 1 to Form S-2 Registration Statement (No. 333-84792) is being filed to remove from registration the remaining shares of Class A Stock and Class C Stock previously registered under this Registration Statement which remain unsold at March 28, 2003.

                                                                                                    SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 2 and has duly caused this Post-Effective Amendment No. 1 to the
Registrant's Form S-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
Village of Oak Brook, State of Illinois on March 24, 2003.
                                                                                                                ACE HARDWARE CORPORATION

                                                                                                                By              HOWARD J. JUNG
                                                                                                                                        Howard J. Jung
                                                                                                                        Chairman of the Board and Director
DATED: March 24, 2003

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
                                    Signature                                                                  Title                                                Date
                           HOWARD J. JUNG                                           Chairman of the Board                         March 24, 2003
                                Howard J. Jung                                                    and Director

                           DAVID F. HODNIK                                                     President                                     March 24, 2003
                               David F. Hodnik                                        and Chief Executive Officer

                              RITA D. KAHLE                                        Executive Vice President                         March 24, 2003
                                  Rita D. Kahle                                         (Principal Financial Officer)

                        RONALD J. KNUTSON                                  Vice President, Controller                       March 24, 2003
                            Ronald J. Knutson

Richard F. Baalmann, Jr., Eric R. Bibens II,                                           Directors
J. Thomas Glenn, Daniel L. Gust, D. William
Hagan, Richard A. Karp, Jeffrey M. Schulein,
Richard W. Stine, and David S. Ziegler

*By             DAVID F. HODNIK                                                                                                                 March 24, 2003
                        David F. Hodnik

*By                RITA D. KAHLE                                                                                                                   March 24, 2003
                           Rita D. Kahle

                    *Attorneys-in-fact